UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) August 23, 2012

RADIANT LOGISTICS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	000-50283	04-3625550
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

405 114th Avenue, S.E., Third Floor, Bellevue, WA 98004

(Address of Principal Executive Offices) (Zip Code)

(425) 943-4599

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

Radiant Logistics, Inc. (the “Company,” “we” or “us”) will hold its Annual Meeting of Stockholders (the “2012 Annual Meeting”) at its corporate offices on Tuesday, November 13, 2012 at 9:00 a.m., Pacific time. All holders of record of our common stock outstanding as of the close of business on Tuesday, October 2, 2012 will be entitled to vote at the 2012 Annual Meeting.

Proposals by stockholders that are intended for inclusion in our proxy statement, which we expect to mail in October 2012, must be delivered in writing to our corporate secretary at our principal place of business by September 14, 2012, in order to be considered for inclusion in our proxy materials. To be eligible for inclusion in our 2012 proxy materials, proposals must conform to the requirements set forth in Regulation 14A under the Exchange Act of 1934, as amended.

Stockholder proposals not intended to be included in the proxy materials for the 2012 Annual Meeting as well as stockholder nominations for election of directors at the 2012 Annual Meeting must each comply with advance notice provisions set forth in our Amended and Restated Bylaws. For stockholder proposals to be considered properly brought before the 2012 Annual Meeting, written notice must be received by our corporate secretary by September 24, 2012. For director nominations to be considered properly brought before the 2012 Annual Meeting, written notice must be received by our corporate secretary by September 14, 2012. If we do not receive notice by the foregoing dates, as applicable, then such notice will be considered untimely.

In addition to timing requirements, the advance notice provisions of our Amended and Restated Bylaws contain informational content requirements that also must be met. A copy of the Amended and Restated Bylaws may be obtained by writing to the corporate secretary at our principal place of business.

All proposals by stockholders, all notices of nominations or other general business and all written requests for a copy of our Amended and Restated Bylaws should be sent to:

Radiant Logistics, Inc.

405 114th Avenue SE, Third Floor

Bellevue, Washington 98004

Attn: Alesia Pinney

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Radiant Logistics, Inc.

Date: August 27, 2012	By:	/s/ Alesia Pinney
Alesia Pinney
General Counsel